                                  Exhibit 3.1



                                   RESTATED



                           ARTICLES OF INCORPORATION


                             AS OF APRIL 25, 1997


                                      AND


                          AS AMENDED OCTOBER 24, 1997


                                      OF


                     PACIFIC CENTURY FINANCIAL CORPORATION






                               HONOLULU, HAWAII



                               OCTOBER 24, 1997

                                   RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                     PACIFIC CENTURY FINANCIAL CORPORATION

                         (As Amended October 24, 1997)



     THESE ARTICLES OF INCORPORATION, made and entered into this 12th day of August, 1971, by and between HARRISON R. COOKE, C.D. TERRY AND WILSON P. CANNON, JR., residents of the City and County of Honolulu, State of Hawaii, United States of America:


                                  WITNESSETH:

     That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation:


                                       I

                                     NAME

     The name of the corporation shall be:

                     PACIFIC CENTURY FINANCIAL CORPORATION


                                      II

                                    OFFICES


     The location of the principal office of the corporation shall be at Honolulu, City and County of Honolulu, State of Hawaii, and the mailing address of the initial office of the corporation shall be 111 South King Street, Honolulu, Hawaii 96813. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                      III

                                 CAPITAL STOCK

     The capital stock of the corporation shall be $420,000,000. The number of shares of stock that the corporation is authorized to issue shall be 220,000,000 shares, of which 200,000,000 shares shall be common stock of the par value of $2 per share and 20,000,000 shares shall be preferred stock of the par value of $1 per share.

     No holder of the shares of stock of any class of the corporation shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the corporation, whether now or hereafter authorized.

     In connection with any offering to stockholders, or any stock dividend, or any other change in the capitalization of the corporation, or any merger of consolidation, the Board of Directors may provide for the issuance of fractional shares of the capital stock of the corporation, or the Board of Directors may provide that no fractional shares shall be issued in connection therewith and that the issuance of fractional shares may be avoided by the sale of shares representing fractions or by the issuance of scrip or in any other manner. The stockholders shall not have the right to split whole shares into fractions or to split fractions.

     The Board of Directors is authorized to provide for the issuance from time to time of authorized but unissued shares of the common or preferred stock of the corporation and to determine and approve the consideration for which such shares shall be issued, and the other terms and conditions of the offering. The Board of Directors is authorized to divide authorized and unissued shares of the preferred stock of the corporation into series and issue any such series, and to fix the terms, preferences, voting power, restrictions and qualifications of the preferred stock or any series thereof. The Board of Directors is authorized to determine whether any of the preferred stock or any series of the preferred stock of the corporation shall be convertible into shares of the common stock, of the corporation, and to fix, before issuance, the terms and conditions with or without limitations on which the preferred stock or any series of the preferred stock shall be so convertible.

     The Board of Directors may authorize the corporation to issue, sell or dispose of bonds, debentures, notes, certificates of indebtedness and other obligations and securities of the corporation, convertible into common or preferred stock of the corporation or into any form of other security (or not so convertible), all upon such terms and conditions and with such limitations as may be fixed by the Board of Directors.

                                      IV

                        INITIAL DIRECTORS AND OFFICERS


     The names and mailing addresses of the persons who are to act as the initial directors and officers of the corporation are as follows:



                                   DIRECTORS


NAMES                                                 MAILING ADDRESSES

Harrison R. Cooke                                     2549 Tantalus Drive
                                                      Honolulu, Hawaii 96813

Hung Wo Ching                                         1944C Ualakaa
                                                      Honolulu, Hawaii 96822

James F. Gary                                         4746 Aukai Avenue
                                                      Honolulu, Hawaii 96816

Douglas S. Guild                                      140 Wailupe Circle
                                                      Honolulu, Hawaii 96821

Keiji Kawakami                                        2650 Kaaipu Avenue
                                                      Honolulu, Hawaii 96822

Garfield King                                         2969 Kalakaua Avenue
                                                      Honolulu, Hawaii 96815

Edmond H. Leavey                                      2003 Kalia Road
                                                      Honolulu, Hawaii 96815

Philip E. Spalding, Jr.                               4340 Pahoa Avenue
                                                      Honolulu, Hawaii 96816

C. D. Terry                                           938 Onaha Street
                                                      Honolulu, Hawaii 96816


                                   OFFICERS

NAMES                                                 MAILING ADDRESSES

Harrison R. Cooke                                     2549 Tantalus Drive
     Chairman of the Board of Directors               Honolulu, Hawaii 96813

C D. Terry                                            938 Onaha Street
     President                                        Honolulu, Hawaii 96816

Charles R. Klenske                                    3622 Anela Place
     Vice President                                   Honolulu, Hawaii 96815

Wilson P. Cannon, Jr.                                 3936 Gail Street
     Vice President                                   Honolulu, Hawaii 96815

Frank J. Manaut                                       4866 Analii Place
     Vice President                                   Honolulu, Hawaii 96821

Max L. Pilliard                                       3887 Lurline Drive
     Secretary and Treasurer                          Honolulu, Hawaii 96816

                                       V

                              PURPOSES AND POWERS


     The purposes for which the corporation is organized and its powers in connection therewith are as follows:

          (a) To engage generally in all businesses in which a bank holding company may lawfully engage, and in connection therewith to subscribe for, purchase, take, receive or otherwise acquire, hold, own, use, employ, mortgage, lend, pledge, sell or otherwise dispose of and otherwise deal in and with shares of the capital stock and/or other securities of one or more banks or banking institutions and other corporations.

          (b) To buy, take leases of or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage or otherwise dispose of, and in all respects deal in and with, real properties, improved or unimproved, and any interests and rights therein;

          (c) To buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge, or otherwise dispose of, and in all respects deal in and with, personal property of whatever nature, tangible or intangible, and any interests and rights therein, including any and all kinds of machinery, equipment, materials, tools and other goods and chattels, and including franchises, rights, licenses, patents, trademarks, bonds, notes, choses in action and other evidences of indebtedness, and options for the purchase of any of the foregoing;

          (d) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares of the capital stock of or other interests in, or obligations of, other domestic or foreign corporations, associations, trusts, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof;

          (e) To borrow money and to incur indebtedness, without limit as to the amount and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes, or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and personal property of the corporation, then owned or thereafter to be acquired and/or to issue bonds, debentures, debenture stocks, warrants, notes or other obligations without any such security;

          (f) To act as agent of any corporation, association, trust, partnership or individual or as manager of the business and affairs of any corporation, association, trust, partnership or individual and in such connection to exercise powers and authority on behalf of any corporation, association, trust, partnership or individual, including ministerial, executive, discretionary, and managerial powers, all on such terms and conditions as may be agreed between the corporation and such corporation, association, trust, partnership or individual;

          (g) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by this corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or association and the payment of dividends on its stock, and to do any other acts or things designed to protect, preserve, improve, or enhance the value of such stock or obligations;

          (h) To issue shares of the capital stock and the notes, bonds, and other obligations of the corporation, and options for the purchase of any thereof, in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, take, receive, or otherwise acquire, own, hold, sell, transfer, accept as security for loans, and deal generally in shares of its capital stock and its obligations in every lawful manner;

          (i) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose with any person, firm, association, trust or corporation, one or more;

          (j) To acquire the whole or any part of the property, assets, business, good will, and rights of any person, firm, association, trust or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash or shares of the capital stock or obligations of the corporation, or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, or otherwise, and to hold or in any manner dispose of the whole, or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

          (k) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, to loan money to others with or without security, and to guarantee the debts and obligations of others and go security on bonds of others, but nothing herein contained shall be construed as authorizing the business of banking or as including the business purposes of a commercial bank, savings bank or trust company;

          (l) To effect any of the purposes mentioned in these Articles and to exercise any powers so mentioned either directly or through the acquisition and ownership of shares of stock of any other corporation or association and by holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental thereto, and to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

          (m) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties;

          (n) To enter into partnerships and joint ventures with corporations, partnerships, or persons for the carrying on through such partnerships and joint ventures of any business the purposes of which are the same as or are germane, in whole or in part, to the purposes or business of the corporation;

          (o) To conduct its business, carry on its operations and purposes, and exercise its powers or any thereof in any state, territory, district, or possession of the United States of America or in any foreign country;

          (p) To have succession by its corporate name perpetually, and to have, enjoy, and exercise all the other rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the general corporation laws of the State of Hawaii;

          (q) To have and exercise all powers necessary or convenient to effect any or all of the purposes set forth in these Articles or reasonably incidental to the fulfillment of its purposes or the exercise of its powers as set forth therein;

          (r) To make donations of property or money to benevolent or charitable institutions or associations, community funds, municipalities or public charities or to public or private enterprises or purposes so far as it may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest.

     The foregoing clauses shall each be construed as purposes and powers and the matters expressed in each clause or any part of any clause shall not be limited or restricted in any manner by reference to or inference from any other clause or any other part of the same clause, but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                      VI

                              BOARD OF DIRECTORS

     There shall be a Board of Directors of the corporation to consist of not less than three (3) nor more than fifteen (15) members. No less than one-third of the members of the Board of Directors shall be residents of the State of Hawaii, and in the absence of such one-third membership the Board of Directors shall not function. The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws which also may provide for the removal of directors and the filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors, including temporary vacancies caused by the illness of directors or the temporary absence of directors from the city in which a meeting is to be held. The directors need not be stockholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to resolutions adopted by the stockholders and to any limitations which may be set forth in statutory provisions, in these Articles or in the By-Laws. There may be an executive committee and such other committees as the Board of Directors shall determine, each of which shall possess and may exercise such powers of the Board of Directors as may be delegated to it by the Board of Directors. The Board of Directors, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the making of donations referred to in paragraph (r) of Article V hereof. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum reasonable in amount, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of

Directors.

                                      VII

                                   OFFICERS

     The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. The Chairman of the Board of Directors shall be a director of the corporation. No other officer and no subordinate officer need be a director of the corporation, and no officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

     All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.


                                     VIII

                                   CONTRACTS

     No contract or other transaction between the corporation and any other person, firm, corporation, association or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization, provided that the interest of such director shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is a party to such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any such other person, firm, corporation, association or other organization in which such director or officer may be interested or of which such officer or director may be a director, officer or member, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.


                                      IX

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES, AND AGENTS

     Section 1. As used in this Article IX, the following terms shall have the following meanings:

          (a) "Employee" means each person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise.

          (b) "Costs" means expenses (including attorney's fees), judgments, fines, and amounts paid in settlement in connection with any Cause of Action.

          (c) "Cause of Action" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

     Section 2. The corporation shall indemnify each Employee who was or is a party or is threatened to be made a party to any Cause of Action (other than a Cause of Action by or in the right of the corporation) by reason of the fact that he is or was an Employee against Costs actually and reasonably incurred by him in connection with such Cause of Action if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal Cause of Action, he had no reasonable cause to believe his conduct was unlawful.

     Section 3. The corporation shall indemnify each Employee who was a party or is threatened to be made a party to any Cause of Action by or in the right of the corporation by reason of the fact that he is or was an Employee against Costs actually and reasonably incurred by him in connection with such Cause of Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 4. (a) To the extent that an Employee has been successful on the merits or otherwise in defense of any Cause of Action or defense of any claim, issue, or matter therein, the Employee shall be deemed to have met the applicable standard of conduct set forth in Section 2 or Section 3 of this
Article IX and shall be indemnified by the corporation against Costs actually and reasonably incurred by him in connection therewith.

          (b) To the extent that an Employee has not been successful on the merits or otherwise in defense of any Cause of Action or defense of any claim, issue or matter therein, the Employee shall nonetheless be indemnified against Costs actually and reasonably incurred by him in connection therewith unless the tribunal, if any, in which such Cause of Action is or was pending upon application by the corporation determines that the Employee has not met the applicable standard of conduct set forth in Section 2 or Section 3 or this Article IX. The termination of any Cause of Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that such applicable standard of conduct has not been met.

     Section 5. Costs incurred in connection with any Cause of Action shall be paid by the corporation in advance of the final disposition of such Cause of Action upon receipt of an undertaking by or on behalf of the Employee to repay the advanced amount if it is ultimately determined pursuant to Section 4(b) of this Article IX that the Employee is not entitled to be indemnified by the corporation.

     Section 6. The indemnification provided by this Article IX shall (i) not be deemed exclusive of any other rights to which an Employee may be entitled by any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and (ii) continue to a person who has ceased to be an Employee and shall inure to the benefit of his heirs, executors, and administrators.

     Section 7. The corporation may purchase and maintain insurance on behalf of any Employee against any liability asserted against or incurred by the Employee, whether or not the corporation would have the power to indemnify the Employee against such liability. Any such insurance may be procured from any insurance company, including an insurance company in which the corporation may have an equity or other interest, through stock ownership or otherwise.

     Section 8. This Article IX shall be effective with respect to any Cause of Action arising at any time from acts or omissions occurring prior to the date this Article IX is amended or terminated.


                                       X

                     LIMITATION OF LIABILITY OF DIRECTORS

     Section 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a willful or reckless disregard of the director's fiduciary duty; (iii) for the director's willful or negligent violation of any provision of Chapter 415 of the Hawaii Revised Statutes regarding payment of dividends or stock purchase or redemption; or (iv) for any transaction from which the director received an improper benefit.

     Section 2. Any repeal or modification of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                      XI

                               LIMITED LIABILITY

     No stockholder of the corporation shall be liable for any debt of the corporation beyond any amount which may be due and unpaid upon the par value of the share or shares held by such stockholder.


                                      XII

                              SERVICE OF PROCESS

     Service of process may be made upon any officer of the corporation.

     IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.



                                            /s/ Harrison R. Cooke
                                            ------------------------------------
                                            HARRISON R. COOKE



                                            /s/ C. D. Terry
                                            ------------------------------------
                                            C. D. TERRY



                                            /s/ Wilson P. Cannon, Jr.
                                            ------------------------------------
                                            WILSON P. CANNON, JR.

                                                                   Incorporators